                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended June 30, 2004 and 2003.

                                                    BASIC        DILUTED
                                                    INCOME       INCOME
                                                  PER SHARE     PER SHARE
                                                  ---------     ---------
For the three months ended June 30, 2004
   Net income                                         $1,920       1,920
                                                      ======       =====
Weighted average number of common
   shares outstanding                                  6,323       6,323
Common share equivalents resulting
   from: dilutive stock options                           --          92
         restricted stock                                 --         233
                                                      ------       -----
Adjusted weighted average number
   of common and common
   equivalent shares outstanding                       6,323       6,648
                                                      ======       =====
       Net income per common share                    $ 0.30        0.29
                                                      ======       =====
For the three months ended June 30, 2003
   Net income                                         $1,571       1,571
                                                      ======       =====
Weighted average number of common
   shares outstanding                                  6,323       6,323
Common share equivalents resulting
from:  dilutive stock options                             --          59
       restricted stock                                   --         233
                                                      ------       -----
Adjusted weighted average number
   of common and common equivalent
   shares outstanding                                  6,323       6,615
                                                      ======       =====
       Net income per common share                    $ 0.25        0.23
                                                      ======       =====

                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the six-month period ended June 30, 2004 and 2003.

                                                  BASIC       DILUTED
                                                 INCOME       INCOME
                                                PER SHARE    PER SHARE
                                                ---------    ---------
For the six months ended June 30, 2004
   Net income                                     $2,296       2,296
                                                  ======       =====
Weighted average number of common
   shares outstanding                              6,323       6,323
Common share equivalents resulting
   from:  dilutive stock options                      --          92
          restricted stock                            --         233
                                                  ------       -----
Adjusted weighted average number
   of common and common equivalent
   shares outstanding                              6,323       6,648
                                                  ======       =====
       Net income per common share                $ 0.36        0.35
                                                  ======       =====
For the six months ended June 30, 2003
   Net income                                     $3,133       3,133
                                                  ======       =====
Weighted average number of common
   shares outstanding                              6,324       6,324
Common share equivalents resulting
from:  dilutive stock options                         --          58
       restricted stock                               --         233
                                                  ------       -----
Adjusted weighted average number
   of common and common equivalent
   shares outstanding                              6,324       6,615
                                                  ======       =====
       Net income per common share                $ 0.50        0.47
                                                  ======       =====